UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

February 27, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported on Form 8-K, dated February 27, 2017, Edward J. Melando announced his intention to retire from John Wiley & Sons, Inc. (the “Company”).  On February 27, 2017, the Company announced internally that Christopher Caridi, age 50, has been appointed as Senior Vice President, Corporate Controller, to succeed Mr. Melando, effective March 20, 2017.  Mr. Melando will assist with the transition of his responsibilities until he retires from the Company in May 2017.

Mr. Caridi will join the Company from Thomson Reuters, where he has been Vice President, Finance since 2014.  Previously, Mr. Caridi was Vice President, Controller and Global Head of Accounting Operations at Thomson Reuters from 2009 to 2014.

There were no arrangements or understandings between Mr. Caridi and any other persons pursuant to which Mr. Caridi received his appointment.  Mr. Caridi does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Caridi will receive a base salary of $345,000, a target incentive of 50% of base salary, and will be eligible to participate in other compensation plans and arrangements applicable to senior officers of the Company, including the Wiley Annual Incentive Plan.  Mr. Caridi will also receive a restricted stock grant with a grant value of $345,000, vesting one-third on the first, second and third anniversaries of the hire date (subject to approval by the Company’s Executive Development and Compensation Committee).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: March 3, 2017